Exhibit 31.1

CERTIFICATION PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Steven R. Mumma, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q for the quarter ended September 30, 2009 of New York Mortgage Trust, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: November 12, 2009
/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)